EXHIBIT 23-1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Enterprise V Corporation


We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated June 20, 2008 with respect to our audit of the financial statements of Enterprise V Corporation, as of June 17, 2008 and for the period from inception (May 22, 2008) to June 17, 2008.


/s/ McElravy, Kinchen & Associates, P.C.

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McElravy, Kinchen & Associates, P.C.

Houston, Texas
July 14, 2008
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